Exhibit 10.10.6

October 4, 2015

Rory O’Driscoll, Member, Board of Directors

DocuSign, Inc.

221 Main St., Suite 1000

San Francisco, CA 94105

Dear Rory:

As we have discussed, this letter sets forth the terms of the transition agreement (the “Agreement”) between me and DocuSign, Inc. (the “Company”). As provided below, this Agreement modifies the Employment Agreement between me and the Company, dated August 5, 2011 (the “Prior Agreement”). This Agreement memorializes our mutual intent to agree that, subject in all cases to the specific terms in paragraphs 1 through 10 below: (i) my option vesting schedule will be modified as discussed below; (ii) I will remain as CEO with my current cash compensation and benefits until a successor CEO begins work, subject in all cases to the rights and obligations of the Board under the Prior Agreement, unless superseded herein, and with respect to employees and officers under applicable law and the Company’s Bylaws (the “Legal Duties”); (iii) I will continue to serve as Chairman for three years following the successor CEO’s start date, without cash compensation, subject to the Legal Duties; and (iv) I will receive equity related to my continuing services as CEO and as Chairman as discussed below.

1. Transition to a Successor Chief Executive Officer (“CEO”). During the search for a successor CEO, I am continuing in my current roles as CEO and Chairman of the Board. It is the mutual intent of the parties that, subject to the Legal Duties, I continue in those roles until the date that the successor CEO begins performing his duties at the Company after which date I will continue to serve as Chairman as provided below, but not as Chief Executive Officer nor as an employee. Through the last date I am CEO and an employee (the “Transition Date”), I will continue to receive my current base salary and be eligible for my current benefits and to participate in the then-current executive cash bonus plan. I will also continue to use my best business efforts to fully perform my duties and responsibilities as CEO and Chairman and the parties hereto will comply with the terms of the Prior Agreement unless superseded herein. Capitalized terms used herein but not defined have the meanings set forth in the Prior Agreement, except that the Prior Agreement is amended hereby to delete Paragraph 7(b)(i) thereof from the definition of “Cause.”

2. Chairmanship. It is the intent of the parties that I serve as a member of the Board and Chairman of the Board until the three (3) year anniversary of the date the successor CEO begins performing his or her duties (the “Chairman Target Date”), subject to the Legal Duties.

3. Accrued Salary and Paid Time Off. On the Transition Date, the Company will pay me all accrued salary and all accrued and unused vacation earned through the Transition Date, subject to standard payroll deductions and withholdings. I am entitled to these payments by law. The Company also agrees that upon the Transition Date, if I satisfy the Equity Conditions specified below, the Company shall pay me any unpaid bonus amounts for bonus performance periods that have ended prior to the Transition Date, if I have satisfied the bonus targets for those periods.

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4. Equity Compensation. Provided that I: (i) sign the Transition Date Release attached hereto as Exhibit A on or within fourteen (14) days following the Transition Date and allow the Transition Date Release to become effective; (ii) am available during the period following the Transition Date to work with the Board and the new CEO as reasonably required in connection with the transition; (iii) otherwise comply with my obligations under this Agreement and the Prior Agreement; and (iv) am not terminated as CEO and an employee for Cause (collectively, the “Equity Conditions”), then the Company will provide me with the following enhanced equity compensation benefits in lieu of any benefit provided under Section 7(a) of the Prior Agreement, subject in each case to required tax withholdings:

a. Stock Options. Attached as Exhibit B is a summary of my stock option grants. As set forth therein, the following grants are fully vested: Employee Grant No. 2003-205, 2011-80I, 2011-80N, 2011-48 and 2011-1567, for a total of 7,298,462 shares. As set forth therein, the following grants are not fully vested: Employee Grant No. 2011-899, 9 and 3889 and a grant made on June 15, 2015, for a total of 800,111 shares (the “Continuing Options”). Until the Transition Date, but in no event for less than eight (8) full calendar months from August 1, 2015, I will vest under the Continuing Options pursuant to the vesting schedule shown in Exhibit C; and the parties agree such schedule hereby supersedes any original vesting schedule for the Continuing Options. In addition to the vesting provided under the preceding sentence, during my services as Chairman following the Transition Date I will continue to vest under the Continuing Options pursuant to the vesting schedule shown in Exhibit C for the same number of full calendar months as the time period between August 1, 2015 and the Transition Date, but in no event for less than eight (8) full calendar months. No further Continuing Options shall vest, except as provided in paragraph e. below. Except as set forth herein, my right to exercise any stock options, and all other rights and obligations with respect to my stock options, will be as set forth in the governing option agreements, grant notices and plan documents. I agree that I have no other options or other rights to purchase equity except as described herein.

b. Restricted Stock Units. The Company granted me a restricted stock unit (“RSU”) award on June 11, 2015 covering 150,000 shares, under which the RSUs are subject to two separate vesting requirements: (a) the Service-Based Requirement, which is satisfied in equal monthly installments in fiscal year 2018 subject to continued service through each such date, and (b) the Liquidity Event Requirement (each as defined in the RSU award agreement). The RSU is not currently vested. Until the Transition Date, but in no event for less than eight (8) full calendar months following August 1, 2015, these RSUs may vest pursuant to the vesting schedule shown in Exhibit C; and the parties agree such schedule hereby supersedes any original Service-Based Requirement vesting schedule for the RSUs. In addition to the vesting provided under the preceding sentence, during my services as Chairman following the Transition Date I will continue to vest under the same schedule shown in Exhibit C for the same number of full calendar months for which vesting may have occurred during the time period between August 1, 2015 and the Transition Date, but in no event for less than eight (8) full calendar months. No further RSUs shall vest, except as provided in paragraph e. below.

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c. Transition Compensation. In exchange for my commitment to continue to serve the Company as Chairman following the Transition Date, on the Transition Date, the Company shall grant me an RSU award covering 33,832 shares (the “Transition Grant”). The Transition Grant shall be subject to two separate vesting requirements: (a) the Service-Based Requirement, which will be satisfied on the third anniversary of the Transition Date subject to continued service, as provided herein, to the Company through such date, and (b) the Liquidity Event Requirement (as defined in the RSU award agreement described in Section 4.b above). If a Change of Control (as defined in the Company’s 2011 Equity Incentive Plan) occurs (a “Change in Control”) or if I am asked to resign as Chairman without Cause or am removed, or am not reelected as Chairman of the Board prior to the Chairman Target Date, then upon the date I cease to be Chairman for such reasons (the “Chairman Departure Date”), the Service-Based Requirement of the Transition Grant will become immediately achieved on the Chairman Departure Date. In addition, in the event that following the Transition Date my service as Chairman of the Board terminates as a result of my death or disability, the Service-Based Requirement of the Transition Grant will become immediately achieved on the Chairman Departure Date.

d. Chairman Grant. In exchange for my commitment to continue to serve the Company as Chairman following the Transition Date, on the Transition Date, the Company shall grant me an immediately exercisable nonqualified stock option to acquire sixty thousand 60,000 shares of the Company’s common stock (the “Chairman Grant”). The Chairman Grant shall be issued with an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the Transition Date. The Chairman Grant shall vest in full on the Chairman Target Date, subject to my continuous service to the Company through the Chairman Target Date. If a Change of Control occurs or if I am asked to resign as Chairman without Cause or am removed, or am not reelected as Chairman of the Board prior to the Chairman Target Date, then upon the Chairman Departure Date, the options issued to me under the Chairman Grant will accelerate and become immediately vested on the Chairman Departure Date. In addition, in the event that following the Transition Date my service as Chairman of the Board terminates as a result of my death or disability, the options issued to me under the Chairman Grant will accelerate and become immediately vested on the Chairman Departure Date.

e. Supplemental Vesting. In exchange for my commitment to continue as Chairman following the Transition Date, any remaining unvested Continuing Options and RSUs shall vest in full on the Chairman Target Date, subject to my continuous service to the Company as Chairman through the Chairman Target Date. If a Change of Control occurs or if I am asked to resign as Chairman or am removed, or am not reelected as Chairman of the Board prior to the Chairman Target Date, then upon the Chairman Departure Date, the remaining unvested Continuing Options will accelerate and become immediately vested on the Chairman Departure Date. In addition, in the event my service as Chairman of the Board terminates as a result of my death or disability, the remaining unvested Continuing Options will accelerate and become immediately vested on the Chairman Departure Date. The Service-Based Requirement related to the remaining unvested RSUs described in Section 4.b above shall be satisfied on the third anniversary of the Transition Date, subject to my continued service to the Company through the Chairman Target Date. If a Change of Control occurs or if I am asked to resign as Chairman or are removed, or am not reelected as Chairman of the Board prior to the Chairman Target Date, then upon the Chairman Departure Date, the Service Based Requirement of the Chairman Grant

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will become immediately achieved on the Chairman Departure Date. In addition, in the event my service as Chairman of the Board terminates as a result of my death or disability, the Service Based Requirement of the Chairman Grant will become immediately achieved on the Chairman Departure Date.

5. Other Compensation or Benefits. I acknowledge that, except as expressly provided in this Agreement, I have not earned and will not receive from the Company and have no right to receive any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before or after the Transition Date, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options as described above. I agree to comply with the Company’s rules and policies regarding expense reimbursement and the return of Company property.

6. Voting Agreement. In connection with this Agreement, and as a condition for this Agreement to be effective, the Company agrees to, and will solicit the stockholders who are parties thereto, to add me as a party to the Voting Agreement between the Company and certain of its stockholders, dated as of April 30, 2015 (the “Voting Agreement”) and amend such Voting Agreement to provide: (i) that I am named as a “Common Holder” as defined therein, and (ii) there is an additional Board seat designated by the parties to the Voting Agreement, which seat I will have the right to occupy through the Chairman Target Date and for the following six calendar months. It is the mutual intent of the parties that Tom Gonser’s status on the Board shall not be affected. The parties acknowledge and agree that (i) the Voting Agreement by its terms terminates upon an initial public offering of the Company’s stock (“IPO”), and (ii) in connection with an IPO, I will be designated into one of three director classes, as will each director who is interested in remaining on the Board, and the Nominating and Corporate Governance Committee will use its discretion to determine into which of three classes each such director will be designated following the IPO.

7. Proprietary Information Obligations. I acknowledge and reaffirm my continuing obligations under my Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement, a copy of which is attached hereto as Exhibit D.

8. Confidentiality. The provisions of this Agreement will be held in strictest confidence by me a and will not be publicized or disclosed by me in any manner whatsoever; provided, however, that: (a) I may disclose this Agreement in confidence to my immediate family and to my attorneys, accountants, tax preparers and financial advisors, and to my administrative staff; (b) I may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law and (c) I may disclose my expected transition and roles to my executive staff and key employees. In particular, and without limitation, except as provided herein, I agree not to disclose the terms of this Agreement to any current or former Company employee.

9. No Admissions. We all understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by any party, and that the parties make no such admission.

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10. Miscellaneous. This Agreement, including Exhibits A, B, C, and D, constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both me and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both me and the Company, and inure to the benefit of both me and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures. Any reference herein to share amounts herein shall be adjusted to reflect any stock splits, dividends, combinations and similar events occurring following the date of this Agreement.

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If this Agreement is acceptable to the Company, please provide the appropriate signature(s) below and return the original to me.

/s/ Keith J. Krach
KEITH J. KRACH

DOCUSIGN, INC.

By:	/s/ Rory O’Driscoll
Title:	Director
October 4, 2015
Date

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EXHIBIT A

TRANSITION DATE RELEASE

(TO BE SIGNED ON THE TRANSITION DATE)

Pursuant to the Transition Agreement between DocuSign, Inc. and me (the “Transition Agreement”), I hereby provide the following Transition Date Release.

In exchange for the consideration to which I would not otherwise be entitled, I hereby generally and completely release DocuSign, Inc. and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, insurers, affiliates and assigns (the “Company”) from any and all claims, liabilities and obligations, both known and unknown, or that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date I sign this Transition Date Release.

This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; and (4) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the “ADEA”) (as amended), or the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I am not hereby releasing the Company from any of the following claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights that I may have to protection under the Company’s Director & Officer insurance policy; (c) any claims arising out of or related to obligations created by the Transition Agreement following the date hereof; or (e) any rights that cannot be waived as a matter of law. In addition, nothing in this Transition Date Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for this waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this waiver does not apply to any rights or claims that arise after the date I sign this Transition Date Release; (b) I should consult with an attorney prior to signing this Transition Date Release; (c) I have had twenty-one (21) days to consider this Transition Date Release; (d) I have seven (7) days following the date I sign

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this Transition Date Release to revoke (in a written revocation sent to the Company’s Chairman); and (e) this Transition Date Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Transition Date Release.

The Company hereby and forever releases me from any and all claims arising out of or relating to my employment with or responsibilities to the Company and the conclusion of that employment or those responsibilities that the Company may possess against me arising from any omissions, acts, facts, or damages that have occurred up until and including the day it signs this Transition Date Release, other than claims for any acts committed knowingly and intentionally following the date of the Transition Agreement.

The Company agrees that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement. This release does not release claims that cannot be released as a matter of law. In granting the release herein, which includes claims which may be unknown to the parties at present, each party acknowledges that it has read and understands Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each party hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Transition Date Release.

I hereby represent that to date: (i) I have been paid all compensation owed and have been paid for all hours worked; (ii) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, or otherwise; and (iii) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

DOCUSIGN, INC.

By:

Name:

Title:

By:
Keith Krach

Date:

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EXHIBIT B

SUMMARY OF STOCK OPTION GRANTS

		No. of	No. of	No. of
Employee	Grant Date	Shares	Shares	Shares	Fully Vested Date
Grant No.		Granted	Vested	Unvested
2003-205	19-Dec-2009	858,990	858,990	0	30-Jul-2011
2011-80I	01-Nov-2011	412,369	412,369	0	08-Aug-2015
2011-80N	01-Nov-2011	5,750,512	5,750,512	0	08-Aug-2015
2011-48	16-May-2011	276,491	276,491	0	30-Jul-2014
2011-899	31-Jan-2014	21,052	0	21,052	01-Feb-2016
9	31-Jan-2014	528,948	0	528,948	01-Jan-2017
2011-1567	30-Apr-2014	100	100	0	Vesting subject to metric
					FYE 1-31-15
3889	11-Mar-2015	111	0	111	Vesting subject to metric
					FYE 1-31-16
[ ]	11-Jun-2015	250,000	0	250,000	01-Feb-2018

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EXHIBIT C

NEW OPTION VESTING

See attached spreadsheet.

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Exhibit C

Plan Name	Vested Prior to Aug 15	Exercise Price		Unvested as of Sept 2015	Total Vested This schedule	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16	Dec-16	Jan-17	Feb-17	Mar-17	Apr-17	May-17	Jun-17	Jul-17
Month Number						1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
2011 Equity Incentive Plan	0		$4.75	21,052	21,052	21,052	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2011 Equity Incentive Plan	0		$4.75	528,948	528,948	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	0	0	0	0	0	0	0	0	0	0	0	0
2011 Equity Incentive Plan	0		$16.65	250,000	250,000	0	0	0	0	0	0	0	0	0	0	0	0	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833
2011 Equity Incentive Plan	0	$		150,000	150,000	0	0	0	0	0	0	0	0	0	0	0	0	12,500	12,500	12,500	12,500	12,500	12,500	12,500	12,500	12,500	12,500	12,500	12,500
Total Vested These Grants Only	0			950,000	950,000	65,131	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	44,079	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333

Transition Grant: 33,832 RSUs granted on the Transition Date, and vesting fully on the Chairman Target Date.

Chairman Grant: Nonqualified stock option to acquire 60,000 shares, granted and immediately exercisable on the Transition Date, vesting fully upon satisfaction of requirements enumerated under 4(d). One Key Metric Grant 3889 not included above. Assumed vests 1/31/2016.1

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EXHIBIT D

CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, NON-

COMPETITION AND ARBITRATION AGREEMENT

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DOCUSIGN, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT

As a condition of my employment with DocuSign, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this DocuSign, Inc. Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1. CONFIDENTIALITY

A. Definition of Confidential Information. “Confidential Information” is information of a confidential or secret nature that (a) relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer, or vendor of the Company, or any other party with whom the Company agrees to hold information of such party in confidence; (b) that is not generally known to the public or to other persons in the industry; and (c) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure . Confidential Information covered by this Agreement means (i) trade secrets; (ii) proprietary information that does not rise to the level of a statutorily protectable trade secret that is made the property of the Company through positive operation of law in the form of this mutual agreement of the parties; or (iii) information that is otherwise legally protectable. Such Confidential Information includes, but is not limited to, Company Inventions, knowledge, data, information, know-how, non-public intellectual property rights including unpublished or pending patent applications and all related patent rights, techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. By way of illustration, but not limitation, Confidential Information includes trade secrets, processes, formulas, data and know-how, improvements, research and development results, techniques, technology and product roadmaps, marketing and business plans, sales strategies, forecasts and budgets, financial information, product launch plans and price lists, cost and profit analyses, restructuring or reorganization plans, non-public employee data, legally privileged communications and materials, non-public lists of identities of customers or vendors, and existence and terms of agreements with customers or vendors. If I am uncertain as to whether any particular information or material constitutes Confidential Information, I shall seek written clarification from either my direct supervisor or the Company’s General Counsel, or if I am no longer employed by the Company, from the Company’s General Counsel. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by Company to me; (ii) becomes publicly known or made generally available after disclosure by Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, CEO, and General Counsel of DocuSign, Inc. (as applicable). I acknowledge and agree that information relating to identified or identifiable individuals accessed, received, or used during the course of my employment with the Company must be kept secure and confidential, and may not be accessed, used, or shared for any purpose other than in connection with and to the extent necessary for my work, or as otherwise required by applicable law. Whenever feasible, I will consult a supervisor or a member of the Company’s legal department if I believe there is a legal obligation to disclose proprietary information. I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, DocuSign, Inc. retains all Confidential Information as the sole property of DocuSign, Inc. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 1.B shall continue after termination of my employment.

C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

2. OWNERSHIP

A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 2.F. below (collectively, “Inventions”), are the sole property of DocuSign, Inc. I also agree to promptly make full written disclosure to DocuSign, Inc. of any Inventions, and to deliver and assign and hereby irrevocably assign fully to DocuSign, Inc. all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to DocuSign, Inc. of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

B. Pre-Existing Materials. I will inform DocuSign, Inc. in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (attached hereto as Exhibit B) (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without DocuSign, Inc.’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to DocuSign, Inc. of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 2.DD shall continue after the termination of this Agreement.

E. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to DocuSign, Inc. in Section 2.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

F. Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 2.A ABOVE) TO DOCUSIGN, INC. DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870 (ATTACHED HERETO AS EXHIBIT B). I WILL ADVISE DOCUSIGN, INC. PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE CRITERIA IN CALIFORNIA LABOR CODE SECTION 2870 AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.

3. CONFLICTING OBLIGATIONS

A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. Prior Relationships. Without limiting Section 3.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

C. Conflict of Interest Guidelines. I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit D hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

4. TERMINATION CERTIFICATION

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep DocuSign, Inc. advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

5. SOLICITATION OF EMPLOYEES

To the fullest extent permitted under applicable law, I agree that during my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

6. ARBITRATION

In consideration of my employment, to the fullest extent allowed by law and except as set forth below, any controversy or claim (whether or not arising out of or relating to my employment or termination of my employment), whether asserted by the Company against me or by me against the Company or any of their respective agents or employees (whether acting in that capacity or otherwise), benefit plans, or the successors and assigns of any of them, will be finally settled by binding arbitration, employing a single, neutral arbitrator, and administered by

JAMS, Inc. (“JAMS”), under its Employment Arbitration Rules & Procedures (available at http://www.jamsadr.com), if JAMS has an office within 100 miles of where I am employed or most recently was employed with the Company; or, if JAMS does not have an office within that 100-mile area, by the American Arbitration Association (“AAA”) under its Employment Arbitration Rules and Mediation Procedures (available at http://www.adr.org). If one or more of the claims to be arbitrated involve the Company’s Confidential Information, the JAMS Comprehensive Arbitration Rules & Procedures and the JAMS Optional Appeal Procedure will govern, instead of the JAMS Employment Arbitration Rules & Procedures. Upon my request, Employer will provide me with printed copies of the JAMS and AAA rules. Claims subject to arbitration will include, but are not limited to, any claims under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, and any other federal, state or local statute, regulation or common law doctrine, including contract or tort, regarding employment discrimination, the terms and conditions of employment or termination of employment.

Notwithstanding Section 11.A. below, this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (the “FAA”). If for any reason the FAA is held not to apply to this Agreement, then the law of arbitrability of the state in which I work or last worked for the Company will apply. The arbitrator may construe or interpret, but will not vary or ignore, the terms of this arbitration provision, and will be bound by applicable law. Prior to invoking arbitration, I understand that I am encouraged, but not required, to exhaust all remedies in the Employee Handbook that are applicable to me. Except as provided below, both the Company and I are waiving our rights to proceed in a court of law, including a trial by jury, in exchange for arbitration.

The arbitration will be conducted in the city with a JAMS or AAA office (as applicable) nearest to where I am employed or most recently was employed with the Company. Judgment upon any award rendered in an arbitration proceeding may be entered in any court having competent jurisdiction of the matter. Any controversy or claim subject to arbitration by either me or the Company will be deemed waived, and will be forever barred, if arbitration is not initiated within the time limit established by the applicable statute(s) of limitations in the state where the arbitration is to be conducted. The Company and I will have the same remedies in arbitration as we would otherwise have had if the claim had been filed in a court of law, including, where authorized by law, compensatory and punitive damages, injunctive relief, and attorneys’ fees. The Company will pay all costs of JAMS or AAA to administer the arbitration and the costs for the arbitrator; provided, however, that if I am the party initiating the arbitration, I will be required to contribute (unless excused on grounds of in forma pauperis, for good cause shown) an amount equal to the filing fee in the court of general jurisdiction in the county or comparable governmental unit where I worked or last worked for the Company.

To the maximum extent permitted by applicable law, I waive any right to bring on behalf of persons other than myself, or to otherwise participate with other persons in, any class or collective action asserting a claim subject to this Agreement. I understand, however, that to the maximum extent permitted by applicable law, I retain the right to bring a claim in arbitration for myself as an individual (and only for myself). In any arbitration commenced pursuant to this agreement to arbitrate, depositions may be taken and discovery obtained to the reasonable amount necessary for both parties to be able to present their claims and defenses, taking into account the parties’ mutual desire to have a speedy, cost-effective dispute-resolution mechanism. The arbitrator will determine and apply reasonable discovery limits in the arbitrator’s discretion. Any award by the arbitrator(s) will be reasoned and accompanied by a statement of the factual and legal bases for the award.

This agreement to arbitrate will not apply to claims for workers’ compensation or unemployment compensation or other claims that as a matter of law may not be compelled to arbitration. Nothing in this agreement to arbitrate will prevent any party from seeking from a court temporary equitable relief in aid of arbitration, including temporary restraining orders, temporary protective orders, evidence-preservation and return orders, and preliminary injunctions. Nothing in this Agreement will preclude me from filing a charge or complaint or otherwise communicating with any responsible governmental official, office, or agency (including but not limited to the National Labor Relations Board).

7. EQUITABLE RELIEF. Notwithstanding my agreement to arbitrate all employment-related disputes, I understand that either the Company or I may seek temporary equitable relief from a court of law in aid of arbitration, including temporary restraining orders, temporary protective orders, evidence-preservation and return orders, and preliminary injunctions. In particular, I understand that in the event of a breach or threatened breach of this Agreement by me, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

8. MISCELLANEOUS

A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without regard to California’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than California. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against me by the Company.

B. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, DocuSign, Inc. may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of DocuSign, Inc.’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of DocuSign, Inc. and me. Waiver by DocuSign, Inc. of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

Date: October 4, 2015	/s/ Keith Krach
Signature

Keith Krach
Name of Employee (typed or printed)

Witness:

/s/ Rory O’Driscoll
Signature

Rory O’Driscoll
Name (typed or printed)

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☒ No inventions or improvements
☐ Additional Sheets Attached

Date: October 4, 2015	/s/ Keith Krach
Signature

Keith Krach
Name of Employee (typed or printed)

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

DOCUSIGN, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to DocuSign, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I further certify that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I have returned all Company Information contained on Electronic Media Equipment as defined in the Employee Handbook. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter (and have not copied, deleted or altered) any information, including personal information voluntarily created or stored, contained upon my Company Electronic Media Equipment before I return the information to the Company. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information. If I locate such information I agree to notify the Company of that fact and cooperate reasonably with the Company’s designated expert to provide the Company with a forensically sound image containing all such Company information from those equipment and systems (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to work with the designated expert to delete and expunge all Company information.

Immediately following the remediation of any Company materials that have been stored by me or in my name on a third-party website or repositories, I agree to terminate my access to all such accounts.

I also agree that for twelve (12) months from this date, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I agree that nothing in this paragraph shall affect my continuing obligations under the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2 (Confidentiality) thereof.

After leaving the Company’s employment, I will be employed by                                                                                   in the position of                                                                                  .

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT D

DOCUSIGN, INC. CONFLICT OF INTEREST GUIDELINES

It is the policy of DocuSign, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is, or appears to be, a family or social relationship.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers, or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competitors.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13. Engaging in any conduct that is not in the best interest of the Company.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

EXHIBIT C

DOCUSIGN, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to DocuSign, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I further certify that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I have returned all Company Information contained on Electronic Media Equipment as defined in the Employee Handbook. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter (and have not copied, deleted or altered) any information, including personal information voluntarily created or stored, contained upon my Company Electronic Media Equipment before I return the information to the Company. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information. If I locate such information I agree to notify the Company of that fact and cooperate reasonably with the Company’s designated expert to provide the Company with a forensically sound image containing all such Company information from those equipment and systems (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to work with the designated expert to delete and expunge all Company information.

Immediately following the remediation of any Company materials that have been stored by me or in my name on a third-party website or repositories, I agree to terminate my access to all such accounts.

I also agree that for twelve (12) months from this date, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I agree that nothing in this paragraph shall affect my continuing obligations under the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2 (Confidentiality) thereof.

After leaving the Company’s employment, I will be employed by NA in the position of NA.

Date: January 23, 2017	/s/ Keith Krach
Signature

Keith Krach
Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT A

TRANSITION DATE RELEASE

(TO BE SIGNED ON THE TRANSITION DATE)

Pursuant to the Transition Agreement between DocuSign, Inc. and me (the “Transition Agreement”), I hereby provide the following Transition Date Release.

In exchange for the consideration to which I would not otherwise be entitled, I hereby generally and completely release DocuSign, Inc. and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, insurers, affiliates and assigns (the “Company”) from any and all claims, liabilities and obligations, both known and unknown, or that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date I sign this Transition Date Release.

This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; and (4) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (the “ADEA”) (as amended), or the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I am not hereby releasing the Company from any of the following claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights that I may have to protection under the Company’s Director & Officer insurance policy; (c) any claims arising out of or related to obligations created by the Transition Agreement following the date hereof; or (e) any rights that cannot be waived as a matter of law. In addition, nothing in this Transition Date Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for this waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this waiver does not apply to any rights or claims that arise after the date I sign this Transition Date Release; (b) I should consult with an attorney prior to signing this Transition Date Release; (c) I have had twenty-one (21) days to consider this Transition Date Release; (d) I have seven (7) days following the date I sign

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this Transition Date Release to revoke (in a written revocation sent to the Company’s Chairman); and (e) this Transition Date Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Transition Date Release.

The Company hereby and forever releases me from any and all claims arising out of or relating to my employment with or responsibilities to the Company and the conclusion of that employment or those responsibilities that the Company may possess against me arising from any omissions, acts, facts, or damages that have occurred up until and including the day it signs this Transition Date Release, other than claims for any acts committed knowingly and intentionally following the date of the Transition Agreement.

The Company agrees that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Confidential Information, Invention Assignment, Non- Competition and Arbitration Agreement. This release does not release claims that cannot be released as a matter of law. In granting the release herein, which includes claims which may be unknown to the parties at present, each party acknowledges that it has read and understands Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each party hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Transition Date Release.

I hereby represent that to date: (i) I have been paid all compensation owed and have been paid for all hours worked; (ii) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, or otherwise; and (iii) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

DOCUSIGN, INC.

By:	/s/ Regge Davis
Name:	Regge Davis
Title:	General Counsel

By:	/s/ Keith Krach
Keith Krach

Date: January 23, 2017

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